Exhibit 10.2

                                 LOAN AGREEMENT
                                  July 1, 2003

BORROWER  NAME  AND  ADDRESS                    LENDER  NAME  AND  ADDRESS

Gulfport  Energy  Corporation                   Bank  of  Oklahoma,  N.A.
14313  N.  May  Avenue,  Suite  100             201  Robert  S. Kerr
Oklahoma  City,  OK  73134-5038                 Oklahoma City, OK  73102

The undersigned Borrower with principal office, place of record keeping and mailing address as shown above, hereby acknowledges receipt of proceeds, or some part thereof, of the following described loan(s) and/or extension of credit and all renewals and/or modifications thereof from the Lender named in this Agreement may be executed in one or more counterpart and all such counterparts shall be construed together as the Agreement.

     Loan #0001 dated July 1, 2003, in the amount of $2,300,000.00, with a maturity date of July 1, 2004.

IN CONSIDERATION of Lender making such loan and/or extension of credit, or any part thereof, Borrower agrees as follows:

A. Financial Information. To deliver to Lender within the stated time limits the following financial information and income tax returns as of the dates and for the period indicated;

     1.     Annual financial statement on Borrower: Gulfport Energy Corporation.

B. Litigation. To inform Lender promptly of any litigation, or of any claim or controversy which might become the subject of litigation, against Borrower or affecting any of Borrower's property, if such litigation or potential litigation, in the event of an unfavorable outcome, would have a material adverse effect on Borrower's financial condition;

C. Taxes. To pay promptly when due any and all taxes, assessments and governmental charges against Borrower or against any of Borrower's property, unless the same is being contested in good faith by appropriate proceedings and reserves deemed adequate by Lender have been established therefor;

D. Labor and Material. To pay promptly all lawful claims whether for labor, materials of otherwise, which might or could, if unpaid, become a lien or charge on any property or assets of Borrower, unless and to the extent only that the same are being contested in good faith by appropriate proceedings and reserves deemed adequate by Lender have been established therefor;

E. Insurance. To maintain with financially sound and reputable insurance organizations approved by Lender, insurance of the kinds and covering the risks and in the amounts usually carried by companies engaged in businesses similar to that of Borrower, which insurance in all events shall be satisfactory to Lender, and, at Lender's request deliver to Lender evidence of the maintenance of such insurance;

F. Accounting Records. To maintain adequate records in accordance with generally accepted accounting practices of all transactions so that at any time and from time to time the true and complete financial condition of Borrower may be readily determined; and

G. Applicable Law. Any cause of action for a breach of enforcement of, or a declaratory judgment respecting, this agreement or any agreement related to the execution and delivery of this agreement shall be commenced and maintained only in the United States District Court for the Northern District of Oklahoma or the applicable Oklahoma state trail court sitting in Tulsa, Oklahoma and having subject matter jurisdiction; provided, however, any action to foreclose any deed of trust or real estate mortgage securing finance or repayment shall be brought in any county having mandatory venue thereof pursuant to the venue statutes of the State of Oklahoma.


H.   Additional  Covenants.  Borrower  warrants  and  agrees  as  follows:

     1. Any proceeds from the sale of oil/gas properties having an aggregate selling price in excess of $100,000.00 will be applied to the loan balance.
     2.   Borrower  will  not  encumber  any  oil  and  gas  properties.
     3. No material changes in the ownership of Gulfport Energy Corporation without Lender's consent.
     4. Current assets divided by current liabilities, exclusive of obligations to Lender shall exceed 1.0 at all times. (Ration was 1.78 at 12/31/02).
     5. Indebtedness other than trade payables incurred in the ordinary course of business is limited to $100,000.00
     6. Borrower will not redeem any Preferred or Common shares without prior consent from Lender.
     7. The borrower will maintain it's primary depository accounts with Lender.


                                   SIGNATURES

BORROWER                                     LENDER

Gulfport  Energy  Corporation                Bank  of  Oklahoma,  N.A.


By:  /s/Mike Liddell                         /s/Jeffrey Hall
     ----------------------------            ------------------------------
     Mike  Liddell,                          Jeffrey  Hall,
       Chief  Executive  Officer                Commercial  Banking Officer